Exhibit 99.1

NEWS RELEASE Constar International Inc. One Crown Way Philadelphia, PA 19154-4599 Main Phone: (215) 552-3700

For Immediate Release

Constar International Inc. Provides Update on Jackson, MS Plant

Philadelphia, PA – September 14, 2005 — Constar International Inc. (NASDAQ: CNST) reported today that its Jackson, Mississippi facility is fully operational and has no current shipping constraints. The Company was able to use available inventory to offset Hurricane Katrina’s impact on the Jackson facility without interruption of supply.

About Constar

Philadelphia-based Constar is a leading global producer of PET (polyethylene terephthalate) plastic containers for food, soft drinks and water. The Company provides full-service packaging solutions, from product design and engineering, to ongoing customer support. Its customers include many of the world’s leading branded consumer products companies.

For more information, contact:

William S. Rymer, Executive Vice President and Chief Financial Officer, (215) 698-5095

Ed Bisno, Bisno Communications, (917) 881-5441

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